Exhibit 10.1

CONFIDENTIAL SETTLEMENT COMMUNICATION

FIRST AMENDMENT TO THE

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This FIRST AMENDMENT TO THE SETTLEMENT AGREEMENT AND MUTUAL RELEASE is entered into and effective as of this 13th day of March, 2013 (this “Amendment”), by and among:

(i)	The persons and entities listed under the heading “Concerned Aetrium Shareholders” on Schedule A hereto (individually and collectively, “Concerned Aetrium Shareholders”);

(ii)	The persons and entities listed under the heading “Incumbent Directors” on Schedule A hereto (individually and collectively, the “Incumbent Directors”); and,

(iii)	Aetrium Incorporated (the “Company”).

The Concerned Aetrium Shareholders, the Incumbent Directors, and the Company are sometimes referred to collectively herein as the “Parties” and individually as a “Party”.

BACKGROUND

WHEREAS, the Parties entered into that certain Settlement Agreement and Mutual Release on January 31, 2013 (the “Initial Agreement”) in which the parties agreed to, among other things, allow five (5) members of Concerned Aetrium Shareholders to join Aetrium’s Board of Directors (the “Board”), set the date of the regular annual shareholders meeting, and establish certain procedures by which the annual meeting will be held and director nominees will be determined; and

WHEREAS, pursuant to Section 6(m) of the Initial Agreement, the Parties have agreed that it is in the best interest of the Company and its shareholders to amend the Initial Agreement as provided below to, among other things, (a) delay the annual meeting of shareholders until September 16, 2013, (b) confirm the Parties’ agreement that certain members of the Board will resign on the effective date of this Amendment, and (c) confirm the Parties’ agreement that certain other members of the Board will resign upon the closing of the Strategic Sales (as defined herein);

NOW THEREFORE, in consideration of the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Party, the Parties hereby agree as follows.

TERMS

(1)	Defined Terms. All of the capitalized terms used but not defined in this First Amendment will have the meaning ascribed to them in the Initial Agreement.

(2)

Actions of the Parties. Notwithstanding anything to the contrary in the Initial Agreement, the Parties will act in accordance with the following provisions, which provisions will be deemed to supplement and amend the Initial Agreement.

(a)

Forthwith upon execution of this Amendment, the Board will cause the Company to issue a statement in conformity with all applicable securities laws and regulations delaying the date of the 2013 Annual Meeting (as defined in the Initial Agreement) until September 16, 2013 (the “New 2013 Annual Meeting Date”). Notwithstanding the delay of the 2013 Annual Meeting until the New 2013 Annual Meeting Date, the 2014 annual meeting will be held at its usual time in mid-May 2014.

(b)

Concurrently upon execution of this Amendment, and notwithstanding Sections 1(b)(iv) and 1(d)(iii) of the Initial Agreement, Messrs. Alfred John Knapp, Jr., Charles M. Gillman, Daniel A. Carr, Terrence W. Glarner and Charles B. Westling will tender their resignation from the Board effective as of the date of this Amendment (collectively, the “Resignations”), which Resignations will result in a six (6) member Board (with five (5) vacant seats) consisting of Messrs. Joseph C. Levesque, Darnell L. Boehm, Douglas L. Hemer, Jeffrey E. Eberwein, Richard K. Coleman, Jr., and Galen Vetter (collectively, the “Directors”).

(c)

From and after the date of this Amendment, the Directors will work collectively to, among other things, pursue certain strategic alternatives for the Company, including the Disposition or discontinuance of one or both of the Company’s test handler and reliability test equipment product lines (any such Disposition or discontinuance, a “Strategic Sale” and collectively, the “Strategic Sales”). For the purposes of this Amendment, a “Disposition” is defined as the sale or other disposition of fifty percent (50%) or more of the assets of the applicable product line. For the avoidance of doubt, the term “Strategic Sale” or “Strategic Sales” will include the discontinuance of the Company’s test handler and/or reliability test equipment product lines.

(d)

In the event both Strategic Sales are consummated, whether before or after the New 2013 Annual Meeting Date, Messrs. Levesque, Boehm and Hemer will, if serving as a director on the date of such Strategic Sale, each tender their resignation as a director effective as of the closing date of the second Strategic Sale.

(e)

In the event the Strategic Sales are not consummated before the New 2013 Annual Meeting Date, the Parties have, pursuant to Section 2(d) of the Initial Agreement, reached agreement on a Negotiated Slate, which Negotiated Slate will consist of the Directors, as defined in Section 2(b) of this Amendment.

(3)	Amendment of the Initial Agreement: Upon execution of this Amendment:

(a)

the term “CAS Directors” as used in the Initial Agreement will be amended to mean Messrs. Eberwein, Coleman and Vetter and the term “Incumbent Directors” as used in the Initial Agreement will be amended to mean Messrs. Levesque, Boehm and Hemer;

(b)	the term “2013 Annual Meeting Date” as used in the Initial Agreement will be amended to mean September 16, 2013;

(c)	all references to “May 15, 2013” in the Initial Agreement will be replaced with references to “September 16, 2013”;

(d)	all references to “March 15, 2013” in the Initial Agreement will be replaced with references to “July 15, 2013”;

(e)	the words “and any committee” will be added after the words “vacant board” in the second and third sentences of Section 1(e) of the Initial Agreement; and

(f)	the words “F(f)ive (5)” will be replaced with the words “S(s)ix (6)” in Sections 3(c) and 3(d) of the Initial Agreement.

(4)	SEC Filings and Communications With the Public.

(a)

As soon as reasonably practicable following the execution and delivery of this Amendment, the Company and Concerned Aetrium Shareholders will issue the joint press release attached hereto as Schedule B (the “Press Release”).

(b)	The Company and the Incumbent Directors acknowledge that the Concerned Aetrium Shareholders are obligated to make a Schedule 13D-A filing as a consequence of this Amendment.

(c)	The Concerned Aetrium Shareholders acknowledge that the Company is obligated to make a Form 8K filing as a consequence of this Amendment.

(d)

None of the Parties will make any public statements (including, for avoidance of doubt, any statement in any filing with the SEC) that are inconsistent with, or otherwise contrary to, the statements in the Press Release. In addition, none of the Parties will make any public statements (including, for avoidance of doubt, any statement in any filing with the SEC) regarding one another, unless such statements are agreed to by the Parties, until such time as it is determined there will be a Competing Slate (and then any such statements will be in accordance with the SEC’s rules and regulations, including Exchange Act Rule 14a-9).

(5)	No Further Amendment. Except as amended hereby, all the other, conditions and provisions of the Initial Agreement are hereby ratified, confirmed and adopted.

(6)

Counterparts. This Amendment may be executed in counterparts, each of which will be deemed an original. This Amendment will become effective only when all of the Parties hereto will have executed the original or counterpart hereof. This Amendment may be executed and delivered by a facsimile or digitized transmission of a counterpart signature page hereof.

(7)

Authority. Each of the persons signing below on behalf of a Party hereto represents and warrants that he has full requisite power and authority to execute and deliver this Amendment on behalf of the Party for whom he is signing and to bind such Party to the terms and conditions of this Amendment.

[Signature Page Follows]

This Amendment has been entered into as of the date first set forth above.

COMPANY
Aetrium Incorporated /s/ Joseph Levesque Joseph Levesque, President

CONCERNED AETRIUM SHAREHOLDERS
/s/ Galen Vetter Galen Vetter	/s/ Jeffrey E. Eberwein Jeffrey E. Eberwein
GLOBALTEL HOLDINGS LLC /s/ Dilip Singh Dilip Singh, Manager	ARCHER ADVISORS, LLC /s/ Steven Markusen Steven Markusen, Managing Member
/s/ Dilip Singh Dilip Singh	/s/ Steve Markusen Steve Markusen
/s/ Richard K. Coleman Jr. Richard K. Coleman Jr.	ARCHER FOCUS FUND, LLC By: Archer Advisors, LLC /s/ Steven Markusen Steven Markusen, Managing Member

ANDOVER GROUP, Inc. /s/ A. John Knapp Jr. A. John Knapp Jr., President	ARCHER EQUITY FUND, LLC By: Archer Advisors, LLC /s/ Steven Markusen Steven Markusen, Managing Member
/s/ Alfred John Knapp Jr. Alfred John Knapp Jr.
/s/ Stephen J. Heyman Stephen J. Heyman	BOSTON AVENUE CAPITAL LLC /s/ Stephen J. Heyman Stephen J. Heyman, Manager
/s/ James F. Adelson James F. Adelson	BOSTON AVENUE CAPITAL LLC /s/ James F. Adelson James F. Adelson, Manager
/s/ Charles M. Gillman Charles M. Gillman

INCUMBENT DIRECTORS
/s/ Joseph C. Levesque Joseph C. Levesque
/s/ Darnell L. Boehm Darnell L. Boehm
/s/ Daniel A. Carr Daniel A. Carr
/s/ Terrence W. Glarner Terrence W. Glarner
/s/ Douglas L. Hemer Douglas L. Hemer
/s/ Charles B. Westling Charles B. Westling

SCHEDULE A

Concerned Aetrium Shareholders

Jeffrey E. Eberwein

Archer Advisors, LLC

Archer Focus Fund, LLC

Archer Equity Fund, LLC

Steven Markusen

GlobalTel Holdings LLC

Dilip Singh

Richard K. Coleman, Jr.

Galen Vetter

Alfred John Knapp, Jr.

Andover Group, Inc.

Boston Avenue Capital LLC

Charles M. Gillman

James F. Adelson

Stephen J. Heyman

Incumbent Directors

Joseph C. Levesque

Darnell L. Boehm

Daniel A. Carr

Terrence W. Glarner

Douglas L. Hemer

Charles B. Westling

SCHEDULE B

Press Release

FOR IMMEDIATE RELEASE:	March 13, 2013
CONTACT:	Paul Askegaard
Aetrium Incorporated
(651) 704-1812
NASDAQ:	ATRM

AETRIUM ANNOUNCES FURTHER ACCORD WITH SHAREHOLDERS GROUP AND RESETS ANNUAL MEETING DATE

St. Paul, Minn (3/13/13)—Aetrium Incorporated (Nasdaq:ATRM) today announced that it has reached a further accord with the Concerned Aetrium Shareholders group (“CAS”). Pursuant to the accord, the number of directors on the Company’s Board has been reduced to six, comprised of three incumbent directors and three CAS designated directors, with the CAS designated directors also participating on the Board’s committees. The reconstituted Board members are Joseph Levesque, Chairman, Darnell Boehm, Douglas Hemer, Jeffrey Eberwein, Galen Vetter and Richard Coleman. The reconstituted Board also reset the 2013 annual meeting date to September 16, 2013, with a record date of July 22, 2013, and with the current six member Board being nominated for reelection.

“We are very pleased that the CAS group has joined with us in our proposed initiative to seek strategic alternatives for our product groups,” said Joseph Levesque, President and CEO of the Company, “and now to proceed with us on an equal footing to implement that plan.”

As a part of the further accord, Messrs. Levesque, Boehm and Hemer have agreed to resign as directors upon the sale of both of the Company’s product lines.

Aetrium, based in North St. Paul, Minnesota, is a leading supplier of proprietary technologies and equipment that are used by the worldwide semiconductor industry to test ICs.  The company’s products are used by customers to advance reliability, improve quality, increase product yield or improve manufacturing processes.  Aetrium’s common stock is publicly traded on the Nasdaq market under the symbol ATRM.  More information about Aetrium is available on the internet at www.Aetrium.com.